Exhibit 99.1

Alto Neuroscience Announces $120 Million Private Placement Financing

– Financing led by Commodore Capital with participation from new and existing biotech focused investors –

– Alto expects to use the proceeds of the financing to support the development of ALTO-207 in Treatment Resistant Depression through a planned Phase 3 study and to a potential NDA submission –

Mountain View, Calif., March 16, 2026 — Alto Neuroscience, Inc. (“Alto”) (NYSE: ANRO), a clinical-stage biopharmaceutical company focused on the development of novel precision medicines for neuropsychiatric disorders, announced today that it has entered into a securities purchase agreement with institutional and accredited investors to sell securities in a private placement financing (the “PIPE”) for gross proceeds of approximately $120 million, before deducting offering expenses. The financing is being led by Commodore Capital, with participation from new and existing institutional investors, including Dellora Investments, Driehaus Capital Management, Perceptive Advisors, Spruce Street Capital, Venrock Healthcare Capital Partners, Vestal Point Capital, and a large biotech dedicated investor.

Alto intends to use the proceeds from the PIPE to fund the development of ALTO-207, a fixed-dose combination of pramipexole (a dopamine D3-preferring D3/D2 agonist) and ondansetron, through a planned Phase 3 clinical trial in treatment resistant depression (“TRD”), as well as for working capital and general corporate purposes. Alto expects to initiate a Phase 2b study of ALTO-207 in TRD in the first half of 2026 and to initiate a Phase 3 study in early 2027. With the funding from the PIPE, the Company expects to have capital to support the planned Phase 3 study of ALTO-207 in TRD patients through completion, and if the study is positive, to an NDA submission. After giving effect to the anticipated net proceeds from the PIPE, the Company estimates its cash and cash equivalents would have been approximately $275 million as of February 28, 2026.

“This financing is expected to provide the resources needed to advance ALTO-207 through a Phase 3 study, a major step toward realizing the potential of this program,” said Amit Etkin, M.D., Ph.D., founder and chief executive officer of Alto Neuroscience. “We appreciate the support from this top-tier investor group, which we believe reflects the growing confidence in Alto’s precision neuroscience strategy and in ALTO-207 as a potential treatment option for patients with significant unmet need. We look forward to advancing the program and continuing to deliver on key milestones.”

In the PIPE, Alto is selling an aggregate of 2,900,000 shares of its common stock at a price of $20.00 per share and, in lieu of common stock to certain investors, pre-funded warrants to purchase up to an aggregate of 3,100,000 shares of common stock at a purchase price of $19.9999 per pre-funded warrant. Each pre-funded warrant has an exercise price of $0.0001 per share of common stock, will be immediately exercisable, subject to certain conditions set forth in each pre-funded warrant, and will not expire. The PIPE is expected to close on March 17, 2026, subject to customary closing conditions.

Jefferies, BofA Securities, TD Cowen, Stifel, William Blair, and Baird acted as placement agents for the PIPE.

Cooley LLP served as counsel to Alto for this transaction. Latham & Watkins LLP served as counsel to the placement agents for this transaction.

The securities to be sold in the PIPE, including the shares of common stock underlying the pre-funded warrants, have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Alto has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) registering the resale of the shares of common stock and shares of common stock issuable upon the exercise of the pre-funded warrants issued in the PIPE.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About ALTO-207

ALTO-207 is a fixed-dose combination of pramipexole, a dopamine D3-preferring D3/D2 agonist, approved for the treatment of Parkinson’s disease with demonstrated antidepressant effect, and ondansetron, an antiemetic, selective 5-HT3 receptor antagonist. As a fixed-dose combination, ALTO-207 is designed to enable rapid titration and higher dosing by mitigating the dose-limiting adverse events typically experienced with pramipexole. ALTO-207 is being developed to address the significant unmet need for patients with treatment resistant depression.

In a randomized, placebo-controlled Phase 2a clinical trial evaluating ALTO-207 in 32 patients with depression, ALTO-207 met primary and secondary endpoints demonstrating significantly greater improvements on MADRS compared to placebo. Patients randomized to receive ALTO-207 reached a mean dose of 4.1mg per day. ALTO-207 was well tolerated in the maintenance period of the study with an adverse event rate similar to placebo.

About Alto Neuroscience

Alto Neuroscience is a clinical-stage biopharmaceutical company with a mission to redefine psychiatry by leveraging neurobiology to develop personalized and highly effective treatment options. Alto’s Precision Psychiatry Platform™ measures brain biomarkers by analyzing EEG activity, neurocognitive assessments, wearable data, and other factors to better identify which patients are more likely to respond to Alto product candidates. Alto’s clinical-stage pipeline includes novel drug candidates in bipolar depression, major depressive disorder, TRD, schizophrenia, and other mental health conditions.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “look forward,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, the timing, size and closing of the proposed PIPE; expectations regarding market conditions, the satisfaction of customary closing conditions related to the PIPE and the anticipated use of proceeds therefrom; statements regarding Alto’s expectations about the potential benefits, activity, effectiveness, tolerability, and safety of its product candidates and Precision Psychiatry Platform (“Platform”); statements regarding Alto’s expectations for the design, timing, and results of its planned Phase 2b and Phase 3 trials of ALTO-207 in TRD; Alto’s expectations with regard to the general design and results of its research and development programs and clinical trials, including the timing of enrollment and the timing and availability of data from such trials; Alto’s business strategy and financial position, as well as Alto’s expectations regarding funding, operating and working capital expenditures; and other statements that are not historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed financing, uncertainties inherent in the initiation, progress and completion of clinical trials, and other important factors, any of which could cause Alto’s actual results to differ from those contained in the forward-looking statements, which are described in greater detail in the section titled “Risk Factors” in Alto’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC as well as in other filings Alto may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Alto expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as required by law.

Investor and Media Contact:
Nick Smith
investors@altoneuroscience.com

media@altoneuroscience.com